 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOMENTOUS ENTERTAINMENT GROUP, INC.
(Exact Name of registrant as specified in its charter)

Nevada	46-4446281
(State of Incorporation)	(I.R.S. Employer Identification No.)

PO Box 861, Sugar Land, Texas	77487-0861
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.        .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.    X .

Securities Act registration statement file number to which this form relates: 333-153035 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Par Value $.001 per share
(Title of Class)

Preferred Stock Par Value $.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

 Description of Registrant’s Securities to be Registered.

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) is Registrant’s 4th Amendment to its Form S-1 Registration Statement as filed with the SEC on August 20, 2014 (which became effective on September 10, 2014) under File No.: 333-153035, including, but not limited to sections entitled Dividend Policy and Description of Capital Stock, including subheadings: Introduction; Preferred Stock; Common stock; Authorized but Unissued Capital Stock and Shareholder Matters.

Item 2. Exhibits

Incorporated herewith by reference (in accordance with Rule 12b-32 of the Exchange Act Rules) are the following Exhibits filed (on March 18, 2014) with the Registrant’s Form S-1 Registration Statement under SEC File No. 333-153035 as follows.

Exhibit 3.1:

Articles of Incorporation

Exhibit 3.2:

By-Laws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Momentous Entertainment Group, Inc.

Date	June 11, 2015

By	/s/ Kurt E. Neubauer
Kurt E. Neubauer, President

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